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                                                                 Exhibit (4)(f)

         This Capital Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depository"), or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Capital Security is presented by an authorized representative of the Depository to Barnett Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO. ______ NUMBER OF CAPITAL SECURITIES:  __________
CUSIP NO. ___________

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                       OF
                               BARNETT CAPITAL I

                            8.06% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

         BARNETT CAPITAL I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 200,000 capital securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.06% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of November 27, 1996 (as the same may be amended from time to time (the "Declaration"), among Barnett Banks, Inc., as Sponsor, Paris P. Thermenos, Charles W. Newman and Patrick J. McCann, as Regular Trustees, The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee. Capitalized terms used herein but not

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defined shall have the meaning given them in the Declaration.  The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided indirect beneficial ownership interests in the Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of _________, 1997.

                                       BARNETT CAPITAL I



                                       By:
                                          ---------------------------------
                                          Paris P. Thermenos
                                          Regular Trustee


         This is one of the Securities referred to in the within-mentioned Declaration.

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Property Trustee



                                       By:
                                          ---------------------------------
                                          Authorized Officer